Exhibit 99.1

FOR IMMEDIATE RELEASE	CROSSFIRST BANKSHARES, INC. CONTACT:
January 23, 2020	Matt Needham, Director of Investor Relations
(913) 312-6822
https://investors.crossfirstbankshares.com

CrossFirst Bankshares, Inc. Reports Record Fourth Quarter & Full-Year 2019 Operating Revenue and Net Income

LEAWOOD, KS. January 23, 2020 (GLOBE NEWSWIRE) -- CrossFirst Bankshares, Inc. (Nasdaq: CFB), the bank holding company for CrossFirst Bank, reported its results for the fourth quarter and full-year of 2019, including record net income of $11.4 million, or $0.22 per diluted share, and full-year 2019 net income of $40.6 million, or $0.83 per diluted share. CrossFirst continued to deliver growth in operating revenue and earnings while managing through a declining interest rate environment.

"We are pleased to announce our 23rd consecutive quarter of record operating revenue performance," said CrossFirst CEO and President George F. Jones, Jr. “Despite the headwinds of a declining rate environment, we were able to deliver quarterly operating revenue growth through strong balance sheet growth and by maintaining our net interest margin. Doubling our net income year over year is a tremendous success for our Company. We have built a great organization and I am proud of what we have accomplished during the year.”
2019 Fourth Quarter and Full-Year Highlights:

•	Approaching $5 billion of assets with 30% operating revenue growth compared to full-year 2018

•	Record quarterly net income of $11.4 million, an increase of 10% from the fourth quarter of 2018

•	Record full-year net income of $40.6 million, a year-over-year increase of 107%

•	Diluted EPS of $0.83 for full-year 2019, a year-over-year increase of 77%

•	Achieved efficiency ratios of 55.6% for the quarter and 58.4% for the year

•	Grew loans by $223 million from the previous quarter and $793 million or 26% since year-end December 31, 2018

•	Grew deposits by $266 million from the previous quarter and $716 million or 22% since year-end December 31, 2018

•	Book value per share of $11.80 at December 31, 2019 compared to $10.21 at December 31, 2018

	Quarter-to-Date		Year-to-Date
	December 31,		December 31,
	2018	2019	2018	2019
	(Dollars in millions except per share data)
Operating revenue(1)	$33.5	$39.4	$116.5	$150.2
Net income	$10.3	$11.4	$19.6	$40.6
Diluted EPS	$0.22	$0.22	$0.47	$0.83

Return on average assets	1.06%	0.94%	0.56%	0.90%
Non-GAAP core operating return on average assets(2)	0.67%	0.94%	0.57%	0.88%
Return on average common equity	9.03%	7.45%	5.34%	7.67%
Non-GAAP return on average tangible common equity(2)	9.20%	7.55%	5.47%	7.79%
Net interest margin	3.44%	3.17%	3.29%	3.26%
Net interest margin, fully tax-equivalent(3)	3.51%	3.23%	3.39%	3.31%
Efficiency ratio	60.2%	55.6%	73.6%	58.4%
Non-GAAP core operating efficiency ratio, fully tax-equivalent(2)(3)	61.4%	54.7%	67.7%	57.2%

(1) Net interest income plus non-interest income.
(2) Represents a non-GAAP measure. See "Table 6. Non-GAAP Financial Measures" for a reconciliation of this measure.
(3) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental federal tax rate used is 21.0%.

CROSSFIRST BANKSHARES, INC.

Income from Operations
Net Interest Income
The Company produced interest income of $55.2 million for the fourth quarter of 2019, an increase of 17% from the fourth quarter of 2018 and remained flat from the previous quarter due to the declining interest rate environment. Full-year interest income is up 38% year-over- year primarily as a result of continued strong growth in average earning assets. The tax-equivalent yield on earning assets declined from 5.00% to 4.76% during the fourth quarter of 2019 primarily due to the movement of variable rate assets indexed to market rates.

Interest expense for the fourth quarter of 2019 was $18.0 million, or 22% higher than the fourth quarter of 2018 and 9% lower than the third quarter of 2019. Average interest-bearing deposits in the fourth quarter of 2019 totaled $3.3 billion, an increase of $806 million or 33% from the same quarter in 2018. Compared to the third quarter of 2019, interest-bearing deposit mix changes during the quarter were a result of responding to declining rates to lower margin exposure, therefore most of the new deposit growth came from variable rate accounts. Non-deposit funding costs decreased to 1.86% from 1.95% in the third quarter of 2019 while overall cost of funds for the quarter was 1.71%, compared to 1.94% for the third quarter of 2019.

Tax-equivalent net interest margin declined to 3.23% for the quarter compared to 3.51% for the same quarter in 2018, reflecting the impact of the declining rate environment. For full-year 2019, the Company reported a tax equivalent net interest margin of 3.31%, slightly lower than full-year 2018 results. The tax-equivalent adjustment, which accounts for income taxes saved on the interest earned on nontaxable securities and loans, was $0.7 million for the fourth quarter of both 2019 and 2018, and $0.6 million for the third quarter of 2019. Net interest income totaled $37.2 million for the fourth quarter of 2019 or 4% greater than the third quarter of 2019. Full-year 2019 net interest income totaled $141.4 million or 28% higher than the same period of 2018 reflecting the Company's strong balance sheet growth and maintenance of net interest margin.

Non-Interest Income
Non-interest income increased $1.0 million in the fourth quarter of 2019 or 83% compared to the same quarter of 2018 and decreased $1.0 million or 32% lower compared to the third quarter of 2019. While the Company continues to increase fee income commensurate with its growth, during the quarter the Company recorded $0.5 million of bond gains as well as more income from the back to back swap program than in the fourth quarter in 2018. The reduction in non-interest income from the prior quarter was due to increased activity for swap fees and a one-time $0.8 million gain related to a change in derivative valuation in the third quarter of 2019. For full-year 2019, non-interest income increased $2.6 million compared to full-year 2018 primarily due to the increased swap activity, the revaluation of the swap program, and the additional activity derived from additional balance sheet and customer growth.

Non-Interest Expense
Non-interest expense for the fourth quarter of 2019 increased $1.7 million, or 9%, compared to the fourth quarter of 2018 and increased $0.7 million, or 3%, from the third quarter of 2019. Compared to the fourth quarter of 2018, salary and employment-related expenses increased $1.4 million for additional employee headcount required to support growth and data processing costs were higher from the Company's increased volumes of activity from balance sheet growth and a larger customer base. As compared to the third quarter of 2019, salary and employment-related expenses decreased $0.4 million as a result of continuing to manage resource allocation and hiring, FDIC insurance expense increased as a result of a one-time small bank credit in the third quarter and professional fees increased $0.6 million. For full-year 2019, non-interest expense increased 2% or $1.9 million compared to full-year 2018 primarily due to salary and employment expenses to support growth and higher data processing costs.

CrossFirst’s effective tax rate for the twelve months ended December 31, 2019 was 16.6% as compared to (13.9)% for the twelve months ended December 31, 2018. The year-over-year change was due to higher earnings, state tax credits related to our new headquarters, a reduction in tax-exempt income due to average yields on tax exempt securities decreasing, and permanent tax benefits from stock-based compensation awards vested and exercised in 2018 as compared to 2019. The effective tax rate for the fourth quarter of 2019 was 19.4% compared to (16.8)% for the fourth quarter of 2018. For both of the comparable periods, the Company continued to benefit from the tax-exempt municipal bond portfolio creating an effective tax rate lower than the statutory tax rates.

Balance Sheet Performance & Analysis
During the fourth quarter of 2019, total assets increased by $292 million or 6% compared to September 30, 2019 with both strong loan and deposit growth. Asset growth for CrossFirst was $836 million or 20% year-over-year. During the fourth quarter of 2019, total available for sale investment securities increased $9 million to $742 million, while the overall average for the quarter was $745 million. Tax-exempt municipal securities on average increased $35 million and mortgage-backed securities decreased $19 million. Overall, the Company increased the size of the bond portfolio during 2019 by $78 million, or 12% compared to year-end 2018. The increase in investment securities was part of management's strategy to manage liquidity and optimize income.

CROSSFIRST BANKSHARES, INC.

Loan Growth Results
The Company continued to maintain a diversified loan portfolio while experiencing strong loan growth of 6% for the fourth quarter of 2019 and 26% since December 31, 2018. Loan yields declined 32 basis points in the overall portfolio commensurate with the adjustable rate loan movements in LIBOR and Prime during the quarter. The Company experienced $174 million in payoffs for the quarter, but funded $255 million in loans to new borrowers to replace and grow the overall portfolio.

(Dollars in millions)	4Q18	1Q19	2Q19	3Q19	4Q19	% of Total	QoQ Growth ($)	QoQ Growth (%)(1)	YoY Growth ($)	YoY Growth (%)(1)
Average loans (gross)
Commercial and industrial	$1,021	$1,145	$1,224	$1,284	$1,315	35%	$31	2%	$294	29%
Energy	349	367	383	389	400	11	11	3	51	15
Commercial real estate	810	866	946	974	1,007	27	33	3	197	24
Construction and land development	449	444	457	487	599	16	112	23	150	33
Residential real estate	240	310	342	362	384	10	22	6	144	60
Consumer & Equity Lines	42	44	46	45	45	1	—	(1)	3	5
Total	$2,911	$3,176	$3,398	$3,541	$3,750	100%	$209	6%	$839	29%

Yield on loans for the period ending	5.56%	5.75%	5.66%	5.53%	5.21%
(1) Actual unrounded values are used to calculate the reported percent disclosed. Accordingly, recalculations using the amounts in millions as disclosed in this release may not produce the same amounts.

Deposit Growth Results
The Company continues to maintain a traditional deposit mix, with the goal of keeping pace with growth in the loan portfolio. Deposit growth was primarily funded with money market accounts during the fourth quarter, which have historically adjusted with movements in Federal Funds rates. During the fourth quarter, the Company added short term wholesale funding and $62 million of brokered deposits to replace the brokered funding that previously rolled off in the third quarter of 2019.

(Dollars in millions)	4Q18	1Q19	2Q19	3Q19	4Q19	% of Total	QoQ Growth ($)	QoQ Growth (%)(1)	YoY Growth ($)	YoY Growth (%)(1)
Average deposits
Non-interest bearing deposits	$492	$477	$513	$535	$522	14%	$(13)	(3)%	$30	6%
Transaction deposits	63	104	144	135	200	5%	65	49	137	217
Savings and money market deposits	1,498	1,544	1,560	1,744	1,854	49%	110	6	356	24
Time deposits	913	1,165	1,305	1,277	1,226	32%	(51)	(4)	313	34
Total	$2,966	$3,290	$3,522	$3,691	$3,802	100%	$111	3%	$836	28%

Cost of deposits for the period ending	1.70%	1.96%	1.99%	1.94%	1.70%
Cost of interest-bearing deposits for the period ending	2.04%	2.30%	2.33%	2.26%	1.97%
(1) Actual unrounded values are used to calculate the reported percent disclosed. Accordingly, recalculations using the amounts in millions as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

Asset Quality Position
The Company continued to add to the allowance for loan loss in order to support loan growth and changes in relative risk for the overall portfolio, recording a provision expense of $3.4 million for the fourth quarter. Net charge-offs were $5.5 million for the quarter as a result of a partial charge-off of a previously identified non-performing commercial and industrial loan, as compared to charge-offs of $0.2 million for the fourth quarter in 2018. During the quarter, non-performing assets to total assets and overall asset quality remained consistent with the previous quarters asset quality metrics.

Asset quality (Dollars in millions)	4Q18	1Q19	2Q19	3Q19	4Q19
Non-accrual loans	$17.8	$13.0	$50.0	$43.6	$39.7
Other real estate owned	—	2.5	2.5	2.5	3.6
Non-performing assets	17.8	15.5	52.8	46.7	47.9
Loans 90+ days past due and still accruing	—	—	0.2	0.6	4.6
Loans 30 - 89 days past due	3.7	31.1	23.6	64.7	4.5
Net charge-offs (recoveries)	0.2	0.7	—	4.7	5.5

Asset quality metrics (%)	4Q18	1Q19	2Q19	3Q19	4Q19
Non-performing assets to total assets	0.43%	0.36%	1.18%	1.00%	0.97%
Allowance for loan loss to total loans	1.23	1.22	1.24	1.18	1.06
Allowance for loan loss to non-performing loans	212	307	85	97	92
Net charge-offs (recoveries) to average loans(1)	0.03	0.09	—	0.53	0.58
Provision to average loans(1)	0.61	0.36	0.34	0.54	0.09
(1) Interim periods annualized.

Capital Position
At December 31, 2019, stockholders’ equity totaled $613 million, or $11.80 per share, compared to $602 million, or $11.59 per share, at September 30, 2019. Tangible common stockholders' equity was $606 million and tangible book value per share was $11.66 at December 31, 2019. The increase in stockholders' equity for the fourth quarter was primarily a result of quarterly earnings and modest movement in accumulated other comprehensive income for unrealized bond gains.

Period-end (Dollars in millions, except per share data)	4Q18	1Q19	2Q19	3Q19	4Q19
Total Stockholders' Equity	$490	$481	$499	$602	$613

Book value per share	$10.21	$10.63	$11.00	$11.59	$11.80
Tangible book value per share(1)	$10.04	$10.46	$10.83	$11.44	$11.66

Common equity tier 1 capital ratio	11.75%	11.23%	11.02%	12.91%	12.19%
Tier 1 capital ratio	12.53	11.23	11.04	12.93	12.21
Total capital ratio	13.51	12.20	12.04	13.90	13.08
Leverage ratio	12.43	11.15	10.87	12.57	12.08

(1) Represents a non-GAAP measure. See "Table 6. Non-GAAP Financial Measures" for a reconciliation of this measure.

During the third quarter of 2019, the Company issued 6,594,362 new shares in its initial public offering, including the over-allotment, bringing its total net proceeds from the offering to approximately $87.0 million. The Company intends to use the net proceeds from the offering to support growth, organically or through mergers and acquisitions, and for general corporate purposes. As previously disclosed, the Company is currently considering using a portion of the net proceeds for the opening of a second smaller full-service branch in the Dallas MSA, in addition to consistently evaluating other strategic opportunities.

Conference Call and Webcast
CrossFirst will hold a conference call and webcast to discuss fourth quarter 2019 and year end results on Thursday, January 23, 2020 at 4 p.m. CDT / 5 p.m. EDT. The conference call and webcast may also include discussion of Company developments, forward-looking statements and other material information about business and financial matters. Investors, news media, and other participants should register for the call or audio webcast at https://investors.CrossFirstbankshares.com. Participants may dial into the call toll-free at (877) 621-5851 from anywhere in the U.S. or (470) 495-9492 internationally, using conference ID no. 5624769. Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.

A replay of the webcast will be available on the Company's website. A replay of the conference call will be available two hours following the close of the call until January 30, 2020, accessible at (855) 859-2056 with conference ID no. 5624769.

Cautionary Notice about Forward-Looking Statements
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. This earnings release contains forward-looking statements. These forward-looking statements reflect the Company's current views with respect to, among other things, future events and its financial performance. Any statements about management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.

Accordingly, the Company cautions you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. Such factors include, without limitation, those listed from time to time in reports that the Company files with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

About CrossFirst
CrossFirst Bankshares, Inc., is a Kansas corporation and a registered bank holding company for its wholly-owned subsidiary CrossFirst Bank, which is headquartered in Leawood, Kansas. CrossFirst Bank has seven full-service banking offices primarily along the I-35 corridor in Kansas, Missouri, Oklahoma and Texas.

Unaudited Financial Tables

•	Table 1. Consolidated Balance Sheets

•	Table 2. Consolidated Statements of Income

•	Table 3. Year-to-Date Analysis of Changes in Net Interest Income (2018 & 2019)

•	Table 4. 2018 - 2019 Quarterly Analysis of Changes in Net Interest Income

•	Table 5. Linked Quarterly Analysis of Changes in Net Interest Income

•	Table 6. Non-GAAP Financial Measures

CROSSFIRST BANKSHARES, INC.

TABLE 1. CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2018	2019
		(unaudited)
	(Dollars in thousands)
Assets
Cash and cash equivalents	$216,541	$187,320
Available for sale securities - taxable	296,133	298,208
Available for sale securities - tax-exempt	367,545	443,426
Premises and equipment, held for sale	3,444	—
Loans, net of allowance for loan losses of $40,896 and $37,826 at December 31, 2019 and 2018, respectively	3,022,921	3,811,348
Premises and equipment, net	74,945	70,210
Restricted equity securities	14,525	17,278
Interest receivable	14,092	15,716
Foreclosed assets held for sale	—	3,619
Deferred tax asset	16,316	9,560
Goodwill and other intangible assets, net	7,796	7,694
Bank-owned life insurance	63,811	65,689
Other	9,146	12,943
Total assets	$4,107,215	$4,943,011
Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$484,284	$521,826
Savings, NOW and money market	1,714,136	2,162,187
Time	1,009,677	1,239,746
Total deposits	3,208,097	3,923,759
Federal funds purchased and repurchase agreements	75,406	14,921
Federal Home Loan Bank advances	312,985	358,743
Other borrowings	884	921
Interest payable and other liabilities	19,507	31,245
Total liabilities	3,616,879	4,329,589
Stockholders’ equity
Redeemable preferred stock, $0.01 par value, $25 liquidation value:
authorized - 5,000,000 shares, issued - 0 and 1,200,000 shares at December 31, 2019 and 2018, respectively	12	—
Common stock, $0.01 par value:
authorized - 200,000,000 shares, issued - 51,969,203 and 45,074,322 shares at December 31, 2019 and 2018, respectively	451	520
Additional paid-in capital	454,512	519,870
Retained earnings	38,567	76,666
Other	(196)	(85)
Accumulated other comprehensive income (loss)	(3,010)	16,451
Total stockholders’ equity	490,336	613,422
Total liabilities and stockholders’ equity	$4,107,215	$4,943,011

CROSSFIRST BANKSHARES, INC.

TABLE 2. CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2019	2018	2019
	(Dollars in thousands except per share data)
Interest Income
Loans, including fees	$40,813	$49,208	$130,075	$191,527
Available for sale securities
Available for sale securities - Taxable	2,243	1,894	7,972	8,540
Available for sale securities - Tax-exempt	3,135	3,191	14,757	12,011
Deposits with financial institutions	615	601	3,096	3,053
Dividends on bank stocks	262	286	980	1,087
Total interest income	47,068	55,180	156,880	216,218
Interest Expense
Deposits	12,733	16,247	39,372	67,668
Fed funds purchased and repurchase agreements	440	91	1,068	592
Advances from Federal Home Loan Bank	1,533	1,628	5,841	6,367
Other borrowings	47	35	231	147
Total interest expense	14,753	18,001	46,512	74,774
Net Interest Income	32,315	37,179	110,368	141,444
Provision for Loan Losses	4,500	3,350	13,500	13,900
Net Interest Income after Provision for Loan Losses	27,815	33,829	96,868	127,544
Non-Interest Income
Service charges and fees (rebates) on customer accounts	(62)	163	444	604
Gain (loss) on sale of available for sale securities	(70)	520	538	987
Impairment of premises and equipment held for sale	—	—	(171)	(424)
Gain on sale of loans	209	—	827	207
Income from bank-owned life insurance	458	462	1,969	1,878
Swap fee income, net	(14)	338	285	2,753
Other non-interest income	674	703	2,191	2,710
Total non-interest income	1,195	2,186	6,083	8,715
Non-Interest Expense
Salaries and employee benefits	12,429	13,818	56,118	57,114
Occupancy	2,015	2,048	8,214	8,349
Professional fees	899	1,041	3,320	2,964
Deposit insurance premiums	775	767	3,186	2,787
Data processing	525	676	1,995	2,544
Advertising	709	685	2,691	2,455
Software and communication	672	910	2,630	3,317
Depreciation and amortization	482	414	1,788	1,734
Other non-interest expense	1,660	1,526	5,813	6,384
Total non-interest expense	20,166	21,885	85,755	87,648
Net Income Before Taxes	8,844	14,130	17,196	48,611
Income tax expense (benefit)	(1,490)	2,746	(2,394)	8,054
Net Income	$10,334	$11,384	$19,590	$40,557
Basic Earnings Per Share	$0.22	$0.22	$0.48	$0.85
Diluted Earnings Per Share	$0.22	$0.22	$0.47	$0.83

CROSSFIRST BANKSHARES, INC.

TABLE 3. YEAR-TO-DATE ANALYSIS OF CHANGES IN NET INTEREST INCOME
(UNAUDITED)

	Twelve Months Ended
	December 31,
	2018			2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(3)	Average Balance	Interest Income / Expense	Average Yield / Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$281,709	$8,952	3.18%	$330,051	$9,627	2.92%
Securities - tax-exempt(1)	459,231	17,856	3.89	390,908	14,533	3.72
Federal funds sold	16,377	339	2.07	15,195	364	2.40
Interest-bearing deposits in other banks	159,279	2,757	1.73	139,538	2,689	1.93
Gross loans, net of unearned income(2)	2,435,424	130,075	5.34	3,468,079	191,527	5.52
Total interest-earning assets(1)	3,352,020	$159,979	4.77%	4,343,771	$218,740	5.04%
Allowance for loan losses	(30,921)			(41,971)
Other non-interest-earning assets	173,556			197,963
Total assets	$3,494,655			$4,499,763
Interest-bearing liabilities
Transaction deposits	$56,321	$175	0.31%	$146,109	$1,742	1.19%
Savings and money market deposits	1,410,727	23,405	1.66	1,676,417	35,385	2.11
Time deposits	835,595	15,792	1.89	1,243,304	30,541	2.46
Total interest-bearing deposits	2,302,643	39,372	1.71	3,065,830	67,668	2.21
FHLB and short-term borrowings	395,825	7,004	1.77	366,577	6,959	1.90
Trust preferred securities, net of fair value adjustments	864	136	15.69	899	147	16.34
Non-interest-bearing deposits	425,243	—	—	512,142	—	—
Cost of funds	3,124,575	$46,512	1.49%	3,945,448	$74,774	1.90%
Other liabilities	12,634			25,708
Stockholders’ equity	357,446			528,607
Total liabilities and stockholders' equity	$3,494,655			$4,499,763
Net interest income(1)		$113,467			$143,966
Net interest spread(1)			3.28%			3.14%
Net interest margin(1)			3.39%			3.31%
(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) Average loan balances include nonaccrual loans.
(3) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

YEAR-TO-DATE VOLUME & RATE VARIANCE TO NET INTEREST INCOME (UNAUDITED)
	Twelve Months Ended
	December 31, 2019 over 2018
	Average Volume	Yield/Rate	Net Change(2)
	(Dollars in thousands)
Interest Income
Securities - taxable	$1,449	$(774)	$675
Securities - tax-exempt(1)	(2,568)	(755)	(3,323)
Federal funds sold	(26)	51	25
Interest-bearing deposits in other banks	(365)	297	(68)
Gross loans, net of unearned income	56,927	4,525	61,452
Total interest income(1)	55,417	3,344	58,761
Interest Expense
Transaction deposits	564	1,003	1,567
Savings and money market deposits	4,911	7,069	11,980
Time deposits	9,115	5,634	14,749
Total interest-bearing deposits	14,590	13,706	28,296
FHLB and short-term borrowings	(538)	493	(45)
Trust preferred securities, net of fair value adjustments	5	6	11
Total interest expense	14,057	14,205	28,262
Net interest income(1)	$41,360	$(10,861)	$30,499

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) The change in interest not due solely to volume or rate has been allocated in proportion to the respective absolute dollar amounts of the change in volume or rate.

CROSSFIRST BANKSHARES, INC.

TABLE 4. 2018 - 2019 QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (UNAUDITED)

	Three Months Ended
	December 31,
	2018			2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(3)	Average Balance	Interest Income / Expense	Average Yield / Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$305,995	$2,505	3.25%	$317,524	$2,180	2.72%
Securities - tax-exempt(1)	385,463	3,793	3.90	427,280	3,861	3.59
Federal funds sold	9,239	58	2.49	4,750	19	1.61
Interest-bearing deposits in other banks	113,403	558	1.95	152,917	582	1.51
Gross loans, net of unearned income(2) (3)	2,911,350	40,812	5.56	3,749,865	49,208	5.21
Total interest-earning assets(1)	3,725,450	$47,726	5.08%	4,652,336	$55,850	4.76%
Allowance for loan losses	(34,818)			(43,877)
Other non-interest-earning assets	194,010			201,117
Total assets	$3,884,642			$4,809,576
Interest-bearing liabilities
Transaction deposits	$63,223	$74	0.46%	$200,480	$603	1.19%
Savings and money market deposits	1,498,075	7,747	2.05	1,854,042	8,059	1.72
Time deposits	912,882	4,912	2.13	1,225,752	7,585	2.46
Total interest-bearing deposits	2,474,180	12,733	2.04	3,280,274	16,247	1.97
FHLB and short-term borrowings	439,322	1,984	1.79	366,190	1,719	1.86
Trust preferred securities, net of fair value adjustments	876	36	16.34	913	35	15.18
Non-interest-bearing deposits	491,689	—	—	521,799	—	—
Cost of funds	3,406,067	$14,753	1.72%	4,169,176	$18,001	1.71%
Other liabilities	17,694			34,443
Total stockholders' equity	460,881			605,957
Total liabilities and stockholders' equity	$3,884,642			$4,809,576
Net interest income(1)		$32,973			$37,849
Net interest spread(1)			3.36%			3.05%
Net interest margin(1)			3.51%			3.23%

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) Average loan balances include non-accrual loans.
(3) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

QUARTER TO DATE VOLUME & RATE VARIANCE TO NET INTEREST INCOME (UNAUDITED)
	Three Months Ended
	December 31, 2019 over 2018
	Average Volume	Yield/Rate	Net Change(2)
	(Dollars in thousands)
Interest Income
Securities - taxable	$93	$(418)	$(325)
Securities - tax-exempt(1)	387	(319)	68
Federal funds sold	(23)	(16)	(39)
Interest-bearing deposits in other banks	167	(143)	24
Gross loans, net of unearned income	11,105	(2,709)	8,396
Total interest income(1)	11,729	(3,605)	8,124
Interest Expense
Transaction deposits	305	224	529
Savings and money market deposits	1,672	(1,360)	312
Time deposits	1,841	832	2,673
Total interest-bearing deposits	3,818	(304)	3,514
FHLB and short-term borrowings	(340)	75	(265)
Trust preferred securities, net of fair value adjustments	1	(2)	(1)
Total interest expense	3,479	(231)	3,248
Net interest income(1)	$8,250	$(3,374)	$4,876

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%
(2) The change in interest not due solely to volume or rate has been allocated in proportion to the respective absolute dollar amounts of the change in volume or rate.

CROSSFIRST BANKSHARES, INC.

TABLE 5. LINKED QUARTERLY ANALYSIS OF CHANGES IN NET INTEREST INCOME (UNAUDITED)

	Three Months Ended
	September 30, 2019			December 31, 2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(3)	Average Balance	Interest Income / Expense	Average Yield / Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Securities - taxable	$335,045	$2,263	2.68%	$317,524	$2,180	2.72%
Securities - tax-exempt(1)	392,644	3,592	3.63	427,280	3,861	3.59
Federal funds sold	16,315	89	2.16	4,750	19	1.61
Interest-bearing deposits in other banks	171,913	881	2.03	152,917	582	1.51
Gross loans, net of unearned income(2) (3)	3,540,707	49,327	5.53	3,749,865	49,208	5.21
Total interest-earning assets(1)	4,456,624	$56,152	5.00%	4,652,336	$55,850	4.76%
Allowance for loan losses	(43,327)			(43,877)
Other non-interest-earning assets	197,661			201,117
Total assets	$4,610,958			$4,809,576
Interest-bearing liabilities
Transaction deposits	$134,987	$386	1.13%	$200,480	$603	1.19%
Savings and money market deposits	1,743,575	9,553	2.17	1,854,042	8,059	1.72
Time deposits	1,276,571	8,064	2.51	1,225,752	7,585	2.46
Total interest-bearing deposits	3,155,133	18,003	2.26	3,280,274	16,247	1.97
FHLB and short-term borrowings	345,794	1,703	1.95	366,190	1,719	1.86
Trust preferred securities, net of fair value adjustments	904	37	16.06	913	35	15.18
Non-interest-bearing deposits	535,467	—	—	521,799	—	—
Cost of funds	4,037,298	$19,743	1.94%	4,169,176	$18,001	1.71%
Other liabilities	29,833			34,443
Total stockholders' equity	543,827			605,957
Total liabilities and stockholders' equity	$4,610,958			$4,809,576
Net interest income(1)		$36,409			$37,849
Net interest spread(1)			3.06%			3.05%
Net interest margin(1)			3.24%			3.23%

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) Average loan balances include nonaccrual loans.
(3) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this release may not produce the same amounts.

CROSSFIRST BANKSHARES, INC.

LINKED QUARTER VOLUME & RATE VARIANCE TO NET INTEREST INCOME (UNAUDITED)
	Three Months Ended
	December 31, 2019 over September 30, 2019
	Average Volume	Yield/Rate	Net Change(2)
	(Dollars in thousands)
Interest Income
Securities - taxable	$(118)	$35	$(83)
Securities - tax-exempt(1)	310	(41)	269
Federal funds sold	(51)	(19)	(70)
Interest-bearing deposits in other banks	(90)	(209)	(299)
Gross loans, net of unearned income	2,825	(2,944)	(119)
Total interest income(1)	2,876	(3,178)	(302)
Interest Expense
Transaction deposits	195	22	217
Savings and money market deposits	576	(2,070)	(1,494)
Time deposits	(319)	(160)	(479)
Total interest-bearing deposits	452	(2,208)	(1,756)
FHLB and short-term borrowings	97	(81)	16
Trust preferred securities, net of FV adjustments	—	(2)	(2)
Total interest expense	549	(2,291)	(1,742)
Net interest income(1)	$2,327	$(887)	$1,440

(1) Tax exempt income is calculated on a tax equivalent basis. Tax-free municipal securities are exempt from Federal taxes. The incremental tax rate used is 21.0%.
(2) The change in interest not due solely to volume or rate has been allocated in proportion to the respective absolute dollar amounts of the change in volume or rate.

CROSSFIRST BANKSHARES, INC.

TABLE 6. NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to disclosing financial measures determined in accordance with GAAP, the Company discloses non-GAAP financial measures in this release. The Company believes that the non-GAAP financial measures presented in this release reflect industry conventions, or standard measures within the industry, and provide useful information to the Company's management, investors and other parties interested in the Company's operating performance. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use in this release, but these measures may not be synonymous to similar measurement terms used by other companies.

CrossFirst provides reconciliations of these non-GAAP measures below. The measures used in this release include the following:

•
We calculate "return on average tangible common equity" as net income available to common stockholders divided by average tangible common equity. Average tangible common equity is calculated as average common equity less average goodwill and intangibles and average preferred equity. The most directly comparable GAAP measure is return on average common equity.

•	We calculate ‘‘non-GAAP core operating income’’ as net income adjusted to remove non-recurring or non-core income and expense items related to:

▪
Restructuring charges and adjustments associated with the transition of a former executive - we incurred restructuring charges in the second quarter of 2018 related to the acceleration of certain stock-based compensation and employee costs, some of which were adjusted in the fourth quarter of 2018.

▪
Impairment charges associated with two buildings that were held-for-sale - We acquired a new, larger corporate headquarters to accommodate our business needs, which eliminated the need for two smaller support buildings. The two smaller support buildings had been acquired recently and were extensively remodeled, which resulted in a difference between book and market value for those assets. We sold one of the buildings in 2018. The remaining building was sold during the second quarter of 2019.

▪
State tax credits as a result of the purchase and improvement of our new corporate headquarters. We acquired a new, larger corporate headquarters to accommodate our business needs. Our purchase and improvement of the new headquarters resulted in state tax credits.

The most directly comparable GAAP financial measure for non-GAAP core operating income is net income.

•
We calculate "Non-GAAP core operating return on average assets" as as non-GAAP core operating income (as defined above) divided by average assets. The most directly comparable GAAP financial measure is return on average assets, which is calculated as net income divided by average assets.

•
We calculate ‘‘non-GAAP core operating return on average common equity’’ as non-GAAP core operating income (as defined above) less preferred dividends divided by average common equity. The most directly comparable GAAP financial measure is return on average common equity, which is calculated as net income less preferred dividends divided by average common equity.

•
We calculate "tangible common stockholders' equity" as total stockholders' equity less goodwill and intangibles and preferred equity. The most directly comparable GAAP measure is total stockholders' equity.

•
We calculate ‘‘tangible book value per share’’ as tangible common stockholders' equity (as defined above) divided by the total number of shares outstanding. The most directly comparable GAAP measure is book value per share.

•
We calculate "non-GAAP core operating efficiency ratio - fully tax equivalent" as non-interest expense adjusted to remove non-recurring non-interest expenses as defined above under non-GAAP core operating income divided by net interest income on a fully tax-equivalent basis plus non-interest income adjusted to remove non-recurring non-interest income as defined above under non-GAAP core operating income. The most directly comparable financial measure is the efficiency ratio.

CROSSFIRST BANKSHARES, INC.

	Quarter Ended					Twelve Months Ended
	12/31/2018	03/31/2019	06/30/2019	09/30/2019	12/31/2019	12/31/2018	12/31/2019
	(Dollars in thousands)
Non-GAAP return on average tangible common equity:
Net income available to common stockholders	$9,809	$9,175	$9,439	$10,384	$11,384	$17,490	$40,382
Average common equity	430,881	466,506	486,880	543,827	605,957	327,446	526,224
Less: average goodwill and intangibles	7,810	7,784	7,759	7,733	7,708	7,847	7,746
Average tangible common equity	423,071	458,722	479,121	536,094	598,249	319,599	518,478
Return on average common equity	9.03%	7.98%	7.78%	7.58%	7.45%	5.34%	7.67%
Non-GAAP Return on average tangible common equity	9.20%	8.11%	7.90%	7.68%	7.55%	5.47%	7.79%

	Quarter Ended					Twelve Months Ended
	12/31/2018	03/31/2019	06/30/2019	09/30/2019	12/31/2019	12/31/2018	12/31/2019
	(Dollars in thousands)
Non-GAAP core operating income:
Net Income	$10,334	$9,350	$9,439	$10,384	$11,384	$19,590	$40,557
Add: restructuring charges	(815)	—	—	—	—	4,733	—
Less: tax effect(1)	(210)	—	—	—	—	1,381	—
Restructuring charges, net of tax	(605)	—	—	—	—	3,352	—
Add: fixed asset impairments	—	—	424	—	—	171	424
Less: tax effect(1)	—	—	109	—	—	44	109
Fixed asset impairments, net of tax	—	—	315	—	—	127	315
Add: state tax credit(2)	(3,129)	(1,361)	—	—	—	(3,129)	(1,361)
Non-GAAP core operating income	$6,600	$7,989	$9,754	$10,384	$11,384	$19,940	$39,511

(1) Represents the tax impact of the adjustments above at a tax rate of 25.73%
(2) No tax effect

	Quarter Ended					Twelve Months Ended
	12/31/2018	03/31/2019	06/30/2019	09/30/2019	12/31/2019	12/31/2018	12/31/2019
	(Dollars in thousands)
Non-GAAP core operating return on average assets:
Net income	10,334	9,350	9,439	10,384	11,384	19,590	40,557
Non-GAAP core operating income	6,600	7,989	9,754	10,384	11,384	19,940	39,511
Average assets	3,884,642	4,168,243	4,402,002	4,610,958	4,809,576	3,494,655	4,499,763
Return on average assets	1.06%	0.91%	0.86%	0.89%	0.94%	0.56%	0.90%
Non-GAAP core operating return on average assets	0.67%	0.78%	0.89%	0.89%	0.94%	0.57%	0.88%

CROSSFIRST BANKSHARES, INC.

	Quarter Ended					Twelve Months Ended
	12/31/2018	03/31/2019	06/30/2019	09/30/2019	12/31/2019	12/31/2018	12/31/2019
	(Dollars in thousands)
Non-GAAP core operating return on common equity:
Net income	$10,334	$9,350	$9,439	$10,384	$11,384	$19,590	$40,557
Non-GAAP core operating income	6,600	7,989	9,754	10,384	11,384	19,940	39,511
Less: Preferred stock dividends	525	175	—	—	—	2,100	175
Net income available to common stockholders	9,809	9,175	9,439	10,384	11,384	17,490	40,382
Non-GAAP core operating income available to common stockholders	6,075	7,814	9,754	10,384	11,384	17,840	39,336
Average common equity	$430,881	$466,506	$486,880	$543,827	$605,957	$327,446	$526,224
GAAP return on average common equity	9.03%	7.98%	7.78%	7.58%	7.45%	5.34%	7.67%
Non-GAAP core operating return on common equity	5.59%	6.79%	8.04%	7.58%	7.45%	5.45%	7.48%

	Quarter Ended
	12/31/2018	03/31/2019	06/30/2019	09/30/2019	12/31/2019
	(Dollars in thousands except per share data)
Tangible common stockholders' equity:
Total stockholders' equity	$490,336	$480,514	$499,195	$602,435	$613,422
Less: goodwill and other intangible assets	7,796	7,770	7,745	7,720	7,694
Less: preferred stock	30,000	—	—	—	—
Tangible common stockholders' equity	$452,540	$472,744	$491,450	$594,715	$605,728
Tangible book value per share:
Tangible common stockholders' equity	$452,540	$472,744	$491,450	$594,715	$605,728
Shares outstanding at end of period	45,074,322	45,202,370	45,367,641	51,969,203	51,969,203
Book value per share	$10.21	$10.63	$11.00	$11.59	$11.80
Tangible book value per share	$10.04	$10.46	$10.83	$11.44	$11.66

	Quarter Ended					Twelve Months Ended
	12/31/2018	03/31/2019	06/30/2019	09/30/2019	12/31/2019	12/31/2018	12/31/2019
	(Dollars in thousands)
Non-GAAP Core Operating Efficiency Ratio - Fully Tax Equivalent
Non-interest expense	$20,166	$22,631	$21,960	$21,172	$21,885	$85,755	$87,648
Less: restructuring charge	$(815)	$—	$—	$—	$—	$4,733	$—
Non-GAAP non-interest expense (numerator)	20,981	22,631	21,960	21,172	$21,885	$81,022	$87,648
Net interest income	32,315	33,605	34,874	35,786	37,179	110,368	141,444
Tax equivalent interest income	658	616	612	624	670	3,099	2,522
Non-interest income	1,195	1,645	1,672	3,212	2,186	6,083	8,715
Add: fixed asset impairments	$—	$—	$424	$—	$—	$171	$424
Total tax-equivalent income (denominator)	$34,168	$35,866	$37,582	$39,622	$40,035	$119,721	$153,105
Efficiency Ratio	60.18%	64.20%	60.09%	54.29%	55.60%	73.64%	58.37%
Non-GAAP Core Operating Efficiency Ratio - Fully Tax Equivalent	61.41%	63.10%	58.43%	53.43%	54.66%	67.68%	57.25%